FINANCE OF AMERICA REPORTS SECOND QUARTER 2025 RESULTS
– $3.16 in basic earnings per share or $80 million of net income from continuing operations for the quarter –
– $0.55 in adjusted earnings per share(1) or $14 million of adjusted net income(1) for the quarter –
– Entered into an agreement to repurchase the entirety of Blackstone’s equity stake in Finance of America –

Plano, Texas (August 5, 2025): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter ended June 30, 2025.

Second Quarter 2025 Highlights(2)
•$3.16 in basic earnings per share or $80 million of net income from continuing operations for the quarter.
•$0.55 in adjusted earnings per share(1) or $14 million of adjusted net income(1) for the quarter.
•Adjusted EBITDA(1) of $30 million for the quarter.
•Funded volume of $602 million in the second quarter, exceeding the top end of the stated quarterly guidance and representing a 35% increase in funded volume from the second quarter of 2024.
•Adjusted net income(1) improved by $14 million compared to the second quarter of 2024 due to increased volumes and reduced operational expenses.
•Adjusted net income(1) totaled $27 million year to date, compared to a $7 million loss in the first half of 2024, demonstrating the results of the Company’s transformed platform.
•Total equity increased to $473 million as of June 30, 2025.
•In early August, repaid higher cost working capital facility and entered into an agreement to repurchase the entirety of Blackstone’s equity stake in Finance of America, reducing interest expense and enhancing financial flexibility.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) The financial information presented in the highlights is for the Company’s continuing operations.

Graham A. Fleming, Chief Executive Officer commented, “Finance of America delivered another strong quarter, funding $602 million in loans and achieving our fifth consecutive quarter of growth. Our second quarter results reflect consistent execution, rising profitability, and the growing relevance of home equity solutions for retirement.

We continue to see encouraging signals from our new brand campaign and digital initiatives, which are helping to expand our reach and deepen engagement with the next generation of borrowers. As demand builds among a rapidly growing demographic, we believe Finance of America will continue to lead this market and deliver long-term value.”

(unaudited)
Second Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q2'25	Q1'25	Q2'25 vs Q1'25	Q2'24	Q2'25 vs Q2'24	YTD 2025	YTD 2024	2025 vs 2024
Funded volume	$602	$561	7%	$447	35%	$1,163	$871	34%
Total revenues	177	166	7%	79	124%	343	154	123%
Total expenses and other, net	95	84	13%	83	14%	179	173	3%
Pre-tax income (loss) from continuing operations	82	82	—%	(4)	2,150%	164	(20)	920%
Net income (loss) from continuing operations	80	80	—%	(5)	1,700%	160	(21)	862%
Adjusted net income (loss)(1)	14	13	8%	—	N/A	27	(7)	486%
Adjusted EBITDA(1)	30	29	3%	10	200%	59	10	490%
Basic earnings (loss) per share	$3.16	$3.17	—%	$(0.20)	1,680%	$6.33	$(0.78)	912%
Diluted earnings (loss) per share(2)	$2.13	$2.56	(17)%	$(0.29)	834%	$4.69	$(0.88)	633%
Adjusted earnings (loss) per share(1)	$0.55	$0.52	6%	$—	N/A	$1.07	$(0.29)	469%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)(1)	June 30,	March 31,	Variance (%)
	2025	2025	Q2'25 vs Q1'25
Cash and cash equivalents	$46	$52	(12)%
Securitized loans held for investment (HMBS & nonrecourse)	28,747	28,439	1%
Total assets	30,147	29,689	2%
Total liabilities	29,674	29,294	1%
Total equity	473	395	20%

•For the quarter, total equity increased from $395 million as of March 31, 2025 to $473 million as of June 30, 2025, an improvement of 20%, reflecting enhanced operational performance and positive fair value adjustments on the Company’s retained interests in securitizations resulting from improving market inputs and model assumptions.
•Additionally, tangible equity(2) increased from $187 million as of March 31, 2025 to $275 million as of June 30, 2025, an improvement of 47%.

(1) Numbers may not foot due to rounding.
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment primarily generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q2'25	Q1'25	Q2'25 vs Q1'25	Q2'24	Q2'25 vs Q2'24	YTD 2025	YTD 2024	2025 vs 2024
Funded volume	$602	$561	7%	$447	35%	$1,163	$871	34%
Total revenue	62	52	19%	47	32%	114	93	23%
Pre-tax income (loss)	10	3	233%	(2)	600%	14	(6)	333%
Adjusted net income(1)	15	9	67%	7	114%	24	11	118%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax income of $10 million and adjusted net income of $15 million as a result of increased volumes and improved margins compared to the prior quarter.
•Compared to the second quarter of 2024, total revenue increased by 32%, primarily due to an increase in funded volume, which led to a 600% improvement in pre-tax income and a 114% improvement in adjusted net income.
•Year to date, the segment recognized pre-tax income of $14 million versus a pre-tax loss of $6 million in the first half of 2024, a 333% improvement driven by a 34% increase in funded volumes and stable expense levels.

Portfolio Management
The Portfolio Management segment primarily generates revenue and earnings in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q2'25	Q1'25	Q2'25 vs Q1'25	Q2'24	Q2'25 vs Q2'24	YTD 2025	YTD 2024	2025 vs 2024
Assets under management	$29,907	$29,418	2%	$27,655	8%	$29,907	$27,655	8%
Assets excluding HMBS and nonrecourse obligations	1,838	1,664	10%	1,624	13%	1,838	1,624	13%
Total revenue	130	129	1%	41	217%	259	79	228%
Pre-tax income	108	105	3%	22	391%	213	36	492%
Adjusted net income(1)	16	20	(20)%	12	33%	37	17	118%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax income of $108 million, an improvement against the prior quarter and second quarter of 2024 due to positive fair value adjustments on retained interests in securitizations, resulting from changes in market inputs and model assumptions, combined with an increase in accreted yield on the Company’s residual interests.
•Year to date adjusted net income increased 118% to $37 million compared to $17 million in the same period in 2024.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	June 30, 2025	March 31, 2025
ASSETS
Cash and cash equivalents	$46,476	$52,016
Restricted cash	190,176	199,836
Loans held for investment, subject to HMBS related obligations, at fair value	18,858,220	18,809,023
Loans held for investment, subject to nonrecourse debt, at fair value	9,888,492	9,630,150
Loans held for investment, at fair value	634,935	634,104
Intangible assets, net	198,209	207,506
Other assets, net	329,677	154,285
Assets of discontinued operations	1,264	1,936
TOTAL ASSETS	$30,147,449	$29,688,856

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$18,643,094	$18,590,357
Nonrecourse debt, at fair value	9,426,194	9,163,399
Other financing lines of credit	1,076,434	1,008,894
Notes payable, net (includes amounts due to related parties of $162,283 as of both June 30, 2025 and March 31, 2025)	383,941	379,159
Payables and other liabilities	139,350	140,709
Liabilities of discontinued operations	5,011	11,452
TOTAL LIABILITIES	29,674,024	29,293,970

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 11,502,488 and 11,137,524 shares issued, respectively, and 11,076,638 and 10,711,674 shares outstanding, respectively	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 14 shares issued and outstanding, respectively	—	—
Additional paid-in capital	959,306	961,044
Accumulated deficit	(633,763)	(668,686)
Accumulated other comprehensive loss	(283)	(285)
Noncontrolling interest	148,164	102,812
TOTAL EQUITY	473,425	394,886
TOTAL LIABILITIES AND EQUITY	$30,147,449	$29,688,856

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q2'25	Q1'25	Q2'24	YTD 2025	YTD 2024
PORTFOLIO INTEREST INCOME
Interest income	$481,800	$480,602	$478,091	$962,402	$942,070
Interest expense	(422,336)	(410,167)	(412,618)	(832,503)	(806,422)
NET PORTFOLIO INTEREST INCOME	59,464	70,435	65,473	129,899	135,648

OTHER INCOME (EXPENSE)
Net origination gains	56,058	46,038	40,260	102,096	79,917
Gain on securitization of HECM tails, net	10,855	10,481	11,031	21,336	21,757
Fair value changes from model amortization	(35,456)	(40,956)	(47,813)	(76,412)	(105,421)
Fair value changes from market inputs or model assumptions	94,939	88,263	11,260	183,202	24,822
Net fair value changes on loans and related obligations	126,396	103,826	14,738	230,222	21,075
Fee income	6,739	6,346	8,096	13,085	14,418
Non-funding interest expense, net	(15,223)	(14,912)	(9,268)	(30,135)	(17,420)
NET OTHER INCOME (EXPENSE)	117,912	95,260	13,566	213,172	18,073

TOTAL REVENUES	177,376	165,695	79,039	343,071	153,721

EXPENSES
Salaries, benefits, and related expenses	36,974	33,930	35,053	70,904	74,076
Loan production and portfolio related expenses	9,462	11,330	5,662	20,792	14,275
Loan servicing expenses	7,525	7,741	7,632	15,266	15,850
Marketing and advertising expenses	12,265	10,731	10,706	22,996	19,218
Depreciation and amortization	9,654	9,658	9,753	19,312	19,431
General and administrative expenses	13,180	12,979	16,241	26,159	33,512
TOTAL EXPENSES	89,060	86,369	85,047	175,429	176,362
IMPAIRMENT OF OTHER ASSETS	—	—	—	—	(600)
OTHER, NET	(6,361)	2,367	2,240	(3,994)	3,693
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	81,955	81,693	(3,768)	163,648	(19,548)
Provision for income taxes from continuing operations	2,132	1,943	1,153	4,075	1,153
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	79,823	79,750	(4,921)	159,573	(20,701)
NET LOSS FROM DISCONTINUED OPERATIONS	—	(4,750)	(203)	(4,750)	(4,727)
NET INCOME (LOSS)	79,823	75,000	(5,124)	154,823	(25,428)
Noncontrolling interest	44,900	44,791	(3,035)	89,691	(15,801)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$34,923	$30,209	$(2,089)	$65,132	$(9,627)

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q2'25	Q1'25	Q2'24	YTD 2025	YTD 2024
EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	11,041,337	10,177,266	9,898,182	10,611,689	9,773,370
Basic earnings (loss) per share from continuing operations	$3.16	$3.17	$(0.20)	$6.33	$(0.78)
Basic earnings (loss) per share	$3.16	$2.97	$(0.21)	$6.14	$(0.99)
Diluted weighted average shares outstanding	30,137,247	30,167,024	23,084,189	30,152,054	23,013,742
Diluted earnings (loss) per share from continuing operations	$2.13	$2.56	$(0.29)	$4.69	$(0.88)
Diluted earnings (loss) per share	$2.13	$2.43	$(0.30)	$4.56	$(1.06)

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q2'25	Q1'25	Q2'24	YTD 2025	YTD 2024
Reconciliation of net income (loss) from continuing operations to adjusted net income (loss) and adjusted EBITDA
Net income (loss) from continuing operations	$80	$80	$(5)	$160	$(21)
Add back: Provision for income taxes	(2)	(2)	(1)	(4)	(1)
Net income (loss) from continuing operations before taxes	82	82	(4)	164	(20)
Adjustments for:
Changes in fair value(2)	(76)	(76)	(8)	(151)	(18)
Amortization or impairment of intangibles and impairment of other assets(3)	9	9	9	19	20
Equity-based compensation(4)	3	2	1	5	6
Certain non-recurring costs(5)	1	—	2	1	3
Adjusted net income (loss) before taxes	19	18	—	37	(9)
Benefit (provision) for income taxes(6)	(5)	(5)	—	(10)	2
Adjusted net income (loss)	14	13	—	27	(7)
Provision (benefit) for income taxes(6)	5	5	—	10	(2)
Depreciation	—	—	—	1	1
Interest expense on non-funding debt	11	11	10	22	18
Adjusted EBITDA	$30	$29	$10	$59	$10

($ amounts in millions except shares and $ per share)	Q2'25	Q1'25	Q2'24	YTD 2025	YTD 2024
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$35	$32	$(2)	$67	$(8)
Weighted average outstanding share count	11,041,337	10,177,266	9,898,182	10,611,689	9,773,370
Basic earnings (loss) per share from continuing operations	$3.16	$3.17	$(0.20)	$6.33	$(0.78)
If-converted method net income (loss) from continuing operations	$64	$77	$(7)	$141	$(20)
Weighted average diluted share count	30,137,247	30,167,024	23,084,189	30,152,054	23,013,742
Diluted earnings (loss) per share from continuing operations(7)	$2.13	$2.56	$(0.29)	$4.69	$(0.88)

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$14	$13	$—	$27	$(7)
Exchangeable senior secured notes interest expense(8)	3	3	—	5	—
Total	$17	$16	$—	$32	$(7)
Weighted average share count	30,137,247	30,167,024	23,084,189	30,152,054	23,013,742
Adjusted earnings (loss) per share	$0.55	$0.52	$—	$1.07	$(0.29)

	June 30, 2025	March 31, 2025
Total equity	$473	$395
Less: Intangible assets, net	198	208
Tangible equity	$275	$187

(unaudited)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Beginning with the third quarter of 2024, the Company revised our definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to now adjust for all equity-based compensation in this line item, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs. Prior to the third quarter of 2024, only equity-based compensation for Replacement Restricted Stock Units (“RSUs”) and Earnout Right RSUs were included in our adjustments. As a result of this change, prior period amounts have been recast to reflect the updated presentation. Adjusted net loss decreased $1 million and $2 million for the three and six months ended June 30, 2024, respectively, from what was previously reported. The change also resulted in a decrease to adjusted loss per share of $0.05 and $0.08 for the three and six months ended June 30, 2024, respectively, from what was previously reported.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
(7) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.
(8) Interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, is added to adjusted net income (loss) to calculate adjusted earnings (loss) per share.

(unaudited)
Adjusted Net Income by Segment (Continuing Operations)

For the three months ended June 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$10	$108	$(37)	$82
Adjustments for:
Changes in fair value(2)	—	(86)	11	(76)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	2	3
Certain non-recurring costs(5)	—	—	1	1
Adjusted net income (loss) before taxes	$20	$22	$(23)	$19
Provision (benefit) for income taxes(6)	5	6	(6)	5
Adjusted net income (loss)	$15	$16	$(17)	$14
Exchangeable senior secured notes interest expense(7)	—	—	3	3
Total	$15	$16	$(14)	$17
Weighted average share count	30,137,247	30,137,247	30,137,247	30,137,247
Adjusted earnings (loss) per share	$0.49	$0.54	$(0.47)	$0.55

For the three months ended March 31, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$3	$105	$(27)	$82
Adjustments for:
Changes in fair value(2)	—	(78)	2	(76)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	2	2
Adjusted net income (loss) before taxes	$13	$28	$(23)	$18
Provision (benefit) for income taxes(6)	4	7	(6)	5
Adjusted net income (loss)	$9	$20	$(17)	$13
Exchangeable senior secured notes interest expense(7)	—	—	3	3
Total	$9	$20	$(14)	$16
Weighted average share count	30,167,024	30,167,024	30,167,024	30,167,024
Adjusted earnings (loss) per share	$0.31	$0.68	$(0.47)	$0.52

(unaudited)

For the three months ended June 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(2)	$22	$(24)	$(4)
Adjustments for:
Changes in fair value(2)	—	(6)	(2)	(8)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	1	1
Certain non-recurring costs(5)	1	—	1	2
Adjusted net income (loss) before taxes	$9	$16	$(24)	$—
Provision (benefit) for income taxes(6)	2	4	(6)	—
Adjusted net income (loss)	$7	$12	$(18)	$—
Weighted average share count	23,084,189	23,084,189	23,084,189	23,084,189
Adjusted earnings (loss) per share	$0.27	$0.52	$(0.77)	$—

For the six months ended June 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$14	$213	$(63)	$164
Adjustments for:
Changes in fair value(2)	—	(164)	13	(151)
Amortization or impairment of intangibles and impairment of other assets(3)	19	—	—	19
Equity-based compensation(4)	—	—	4	5
Certain non-recurring costs(5)	—	—	1	1
Adjusted net income (loss) before taxes	$33	$50	$(46)	$37
Provision (benefit) for income taxes(6)	9	13	(12)	10
Adjusted net income (loss)	$24	$37	$(34)	$27
Exchangeable senior secured notes interest expense(7)	—	—	5	5
Total	$24	$37	$(29)	$32
Weighted average share count	30,152,054	30,152,054	30,152,054	30,152,054
Adjusted earnings (loss) per share	$0.80	$1.21	$(0.95)	$1.07

(unaudited)

For the six months ended June 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(6)	$36	$(50)	$(20)
Adjustments for:
Changes in fair value(2)	—	(14)	(4)	(18)
Amortization or impairment of intangibles and impairment of other assets(3)	19	—	1	20
Equity-based compensation(4)	1	—	4	6
Certain non-recurring costs(5)	1	—	2	3
Adjusted net income (loss) before taxes	$15	$23	$(47)	$(9)
Provision (benefit) for income taxes(6)	4	6	(12)	(2)
Adjusted net income (loss)	$11	$17	$(35)	$(7)
Weighted average share count	23,013,742	23,013,742	23,013,742	23,013,742
Adjusted earnings (loss) per share	$0.48	$0.74	$(1.52)	$(0.29)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Beginning with the third quarter of 2024, the Company revised our definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to now adjust for all equity-based compensation in this line item, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs. Prior to the third quarter of 2024, only equity-based compensation for Replacement RSUs and Earnout Right RSUs were included in our adjustments. As a result of this change, prior period amounts have been recast to reflect the updated presentation. Adjusted net loss decreased $1 million and $2 million for the three and six months ended June 30, 2024, respectively, from what was previously reported. The change also resulted in a decrease to adjusted loss per share of $0.05 and $0.08 for the three and six months ended June 30, 2024, respectively, from what was previously reported.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
(7) Interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, is added to adjusted net income (loss) to calculate adjusted earnings (loss) per share.

Webcast and Conference Call

Management will host a webcast and conference call on Tuesday, August 5th at 5:00 pm Eastern Time to discuss the Company’s results for the second quarter ended June 30, 2025. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay

A replay of the call will also be available on the Company’s website approximately two hours after the conclusion of the conference call until August 12, 2025. To access the replay, visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The replay can also be accessed by dialing 1-800-770-2030 (United States) or 1-609-800-9909 (International). The replay pin number is 5706924.

About Finance of America

Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas.

To learn more about Finance of America Companies Inc., please visit our investor-oriented website at www.financeofamericacompanies.com and our consumer-oriented website at www.financeofamerica.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding our repurchase of Blackstone’s equity stake and related transactions and our ability to realize the anticipated benefits of these transactions, the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors indicated in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on May 20, 2025, for further information on risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings (loss) per share, and tangible equity.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, and tangible equity have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, and tangible equity should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our condensed consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Change in Non-GAAP Measures
Prior to the third quarter of 2024, the Company’s adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share were adjusted for equity-based compensation for only the Replacement RSUs and Earnout Right RSUs. Beginning with the third quarter of 2024, the Company revised our definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to now adjust for all equity-based compensation in the aforementioned non-GAAP measures. As a result of the change, prior period amounts have been recast to reflect the updated presentation.
Subsequent to granting the Replacement RSUs and Earnout Right RSUs, the Company has granted other equity-based awards. As these awards are non-cash expenses that are not directly correlated with operating results, the Company believes that analysts, investors, and other users of the financial statements may find this change beneficial when analyzing our operating performance and comparability to peers.
Adjusted Net Income (Loss)
We define adjusted net income (loss) as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Income tax benefit (provision) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before income taxes.
Management considers adjusted net income (loss) important in evaluating our Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.

Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation
7.Interest expense on non-funding debt, excluding amortization of the discount related to our senior notes.
Management considers adjusted EBITDA important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) plus interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, divided by the weighted average shares outstanding, which includes outstanding Class A Common Stock plus the Class A Units of Finance of America Equity Capital owned by the noncontrolling interest on an if-converted basis, the exchange of the exchangeable senior secured notes on an if-converted basis if they are dilutive, and any shares under the treasury stock method.
Management considers adjusted earnings (loss) per share important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible Equity
We define tangible equity as total equity less intangible assets, net. Management uses this metric to evaluate the Company’s capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business.

Tangible equity is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity provides visibility to the underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.

Contacts
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com